UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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YRC Worldwide Inc.

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YRC WORLDWIDE INC.

10990 Roe Avenue

Overland Park, Kansas 66211

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2014

The following information supplements and amends the proxy statement (the Proxy Statement) of YRC Worldwide Inc. (we, us, our or the Company) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors (the Board) of the Company for the 2014 Annual Meeting of Stockholders (the Annual Meeting). This supplement to the Proxy Statement (the Supplement) is being filed with the Securities and Exchange Commission on April 18, 2014. All capitalized terms used but not defined herein have the meaning given to such term in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 3

As disclosed in the Proxy Statement, we believe that our success is highly dependent on our ability to attract, retain and reward highly-qualified employees and non-employee directors and that by offering them the opportunity to receive equity and cash awards, we will enhance our ability to attract and retain such persons. The amended and restated Plan will provide sufficient Shares for issuance to allow us to continue to award equity-based incentive compensation to current and future directors, officers and employees. Accordingly, the Board recommends that stockholders approve the Amended and Restated 2011 Incentive and Equity Award Plan (as amended and restated, the Plan), a description of which can be found beginning on page 67 of the Proxy Statement.

As disclosed on page 68 of the Proxy Statement, in making this recommendation to approve an increase in the number of Shares, the Board considered the historical award levels and the number of Shares remaining available for future awards under the Plan. The Board also considered the possibility that additional Shares may be required to make awards in connection with new hires and promotions.

“Burn rate” is used by the Institutional Shareholder Services (the ISS) as a measure of the pace at which a company uses shares available for grant under its equity compensation plans on an annual basis. Under the ISS calculation methodology to calculate our burn rate, the issuance of each share of restricted stock is the equivalent of issuing one and a half shares. As of March 10, 2014, 531,019 Shares remained available for future awards under the Plan. As disclosed on page 68 of the Proxy Statement, the total number of Shares awarded under the Plan was 291,033 in 2011, 674,068 in 2012 and 523,620 in 2013. This represents a three-year average annual burn rate for 2011 through 2013 of 14.39% based on the ISS calculation methodology. The recruitment of our top three current NEOs and the former President of YRC Freight contributed to abnormally high burn rates in 2011 and 2012. As disclosed on p. 68 of the Proxy Statement, if we continue making awards consistent with our practices over the past three years, we estimate that the number of Shares available for future awards, including the 3,000,000 additional Shares, will be sufficient for awards through 2019.

As disclosed on page 67 of the Proxy Statement, if our Stockholders approve the amended and restated Plan, the number of Shares remaining available for future awards under the Plan would increase from 531,019 to 3,531,019 Shares. The 3,000,000 new Shares proposed to be reserved for issuance under the amended and restated Plan would increase this Share overhang percentage by an additional 8.6% to 10.8% as of March 10, 2014 (based on 28,940,399 Shares outstanding, 33,102 Shares subject to outstanding stock options, 220,358 Shares subject to RSUs, 2,333,336 Shares issuable upon the conversion of the Convertible Preferred, 2,426,176 Shares issuable upon the conversion of the outstanding Series A Notes and 981,467 Shares issuable upon the conversion of the outstanding Series B Notes). If we continue making awards consistent with our practices over the past three years and utilize all of the Shares authorized under the Plan through 2019 (assuming our number of Shares outstanding otherwise stays the same), this 10.8% share overhang would represent an annual dilution rate of 1.8% from 2014 through 2019. This potential dilution may not be indicative of what the actual dilution is in the future because it is based on numerous variables and assumptions that are inherently uncertain and subject to change. Accordingly, the potential dilution is a forward-looking statement, and there can be no assurance that this potential dilution rate will be realized. You are cautioned not to place undue, if any, reliance on these statements regarding potential dilution.

In considering the number of additional shares requested to be authorized, the Compensation Committee conferred with its independent compensation consultant, Pearl Meyer & Partners (Pearl Meyer) to ensure that the increase of Shares issuable thereunder was reasonable and in accordance with our overall compensation objectives and industry practices. Representatives of Pearl Meyer were present at meetings during which the Compensation Committee considered and approved the Plan and reviewed materials provided by management to the Compensation Committee regarding the proposed Share increase under the Plan. Pearl Meyer provided its market intelligence regarding the proposed Share increase under the Plan and advised the Compensation Committee that the proposed Share increase was reasonable and consistent with industry practices. We did not seek an analysis or opinion from a compensation consultant as to the fairness of the increase in the number of Shares reserved under the Plan.

We do not have a formal executive Share award program. Historically Shares have been issued under the Plan for recruitment or retention purposes upon the hire or promotion of employees and non-employee directors or pursuant to contractual agreements with our NEOs. We do not have a specific plan for the amount or timing of equity awards under the Plan for the remainder of the current fiscal year or beyond. No specific projected equity awards for executives are under consideration at this time. The Compensation Committee may, in its discretion or upon achievement of predetermined performance goals, make awards consistent with our objective of recruiting and retaining the most qualified directors, officers and employees. These awards may be performance-based awards under the Plan using the performance-based criteria disclosed on page 71 of the Proxy Statement. These awards may also be discretionary awards under the Plan (i.e. without relying on predetermined, specified criteria or measures) to, for example: recruit new employees; reward exceptional performance; make-up for a shortfall of awards in a previous year; or account for our unique circumstances, challenges or achievements in a given year. The criteria used by the Compensation Committee to make equity awards to the NEOs in 2013 are described on pages 37 and 38 of the Proxy Statement, and the criteria used by the Compensation Committee to make awards to the NEOs in 2014 are described on pages 38 and 42 of the Proxy Statement.

In light of the factors described above and the additional information regarding the Amended and Restated 2011 Incentive and Equity Award Plan contained in the Proxy Statement, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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